UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2016

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 2, 2016, Health Insurance Innovations, Inc. (the “Company”) received a letter from a law firm on behalf of a purported stockholder of the Company alleging that the Company violated the terms of its Long Term Incentive Plan (the “LTIP”) by granting stock appreciation rights (SARs) in excess of the LTIP’s annual per-person limits and that the Company failed to disclose related material information in the proxy statement for the Company’s 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”). While the Company’s management generally believes the allegations in the demand letter are without merit, the Company is making certain supplemental disclosures to its stockholders in advance of its 2016 Annual Meeting of Stockholders to ensure that stockholders have all information necessary for an informed vote (see “Supplement to Proxy Statement” below).

The demand letter, among other things, alleges that the Compensation Committee of the Board of Directors granted SARs in excess of the LTIP’s annual per-person limits to the Company’s President and Chief Executive Officer, Patrick R. McNamee, and that the 2016 Proxy Statement failed to disclose that the Mr. McNamee was granted awards in excess of the LTIP limit.

As disclosed in the 2016 Proxy Statement, the LTIP, prior to its proposed amendments, imposes three limitations on the number of shares of common stock of the Company that may be awarded under the LTIP as follows: (i) an aggregate share limit of 2,250,000 shares; (ii) an annual per-person grant limit of 200,000 shares underlying options and SARs and (iii) an annual per-person grant limit of 525,000 shares underlying Other Stock-Based Awards (as defined in the LTIP) that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. The LTIP provides the Compensation Committee with broad authority to make a variety of Other Stock-Based Awards, which authority includes the ability to issue options, SARs, restricted stock, restricted stock units, performance shares and any other share based awards that the Compensation Committee determines. Furthermore, as the administrator of the LTIP, the Compensation Committee has full power and authority to, among other things, interpret and administer the LTIP, including any awards made under the LTIP. The Compensation Committee, in connection with the 725,000 SARs granted to Mr. McNamee, interpreted the LTIP to permit the award of up to 200,000 SARs as well as up to 525,000 Other Stock-Based Awards, which may consist of SARs or any other type of award, that qualify as “qualified performance-based compensation” under Section 162(m). Accordingly, the Company believes that the SARs awarded to Mr. McNamee are fully consistent with the terms of the stockholder-approved LTIP. The forgoing assessment consists of the Company’s view of the underlying facts relating to the allegations made in the demand letter.

Supplement to Proxy Statement

This Supplement to Proxy Statement is furnished on or about May 9, 2016 to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 25, 2016, beginning at 10:00 a.m., Eastern Time. The Annual Meeting will be held at the Carrollwood Country Club – Grille Room, located at 13903 Clubhouse Drive, Tampa, Florida 33618.

Our Board previously made available to stockholders of record proxy materials in connection with the Annual Meeting, including the 2016 Proxy Statement containing important information about the items of business to be considered at the Annual Meeting. The additional information provided in this supplement should be read in conjunction with our Annual Meeting materials, including the 2016 Proxy Statement. Except as described in this supplement, the information provided in the 2016 Proxy Statement continues to apply. However, the information contained in this supplement modifies or supersedes any inconsistent information contained in the 2016 Proxy Statement.

Amendment to the Long-Term Incentive Plan

As described in the 2016 Proxy Statement, one item of business to be considered at the Annual Meeting is Proposal No. 2, Approval of an Amendment to the LTIP (the “LTIP Amendment”). This supplement to the 2016 Proxy Statement amends and supplements the information contained under Proposal 2.

In April 2016, our Board approved the LTIP Amendment, subject to stockholder approval at the Annual Meeting. The 2016 Proxy Statement asks stockholders to approve the LTIP Amendment:

●	increase the number of shares reserved for issuance under the LTIP by 1,000,000 shares of common stock;

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●	increase to 725,000 shares the annual per-person limitations in the LTIP designed to allow us to grant stock appreciation and performance-based awards under the LTIP that are exempt from the $1 million limitation on the income tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, and to apply a single per-person limitation to all such awards under the LTIP; and

●	increase to 1,800,000 the aggregate maximum number of shares of common stock that may be issued under the LTIP pursuant to the exercise of options that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

In response to feedback we have received with respect to the LTIP Amendment following the release of the 2016 Proxy Statement, we have amended and corrected Section 4(a) of the LTIP Amendment, subject to stockholder approval of the LTIP Amendment, to conform to the Company’s board of directors’ original intent that the per-person annual grant limit in the LTIP Amendment be a single cap of 725,000 shares for all awards under the LTIP (and not just awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the United States Internal Revenue Code of 1986, as amended). In addition, this supplement corrects a scrivener’s error on page 18 of the 2016 Proxy Statement, in which a reference to “750,000” shares should have been a reference to “725,000” shares.

Other than the changes described above, all other terms of the LTIP Amendment remain the same as those described in the 2016 Proxy Statement. The foregoing summary of the LTIP Amendment is qualified in its entirety be reference to the amended text of Section 4(a) of the LTIP Amendment, which is attached to this supplement as Annex A.

Board Recommendation and Voting

Our Board believes that the LTIP is a vital component of our compensation programs, since it allows us the ability to compensate our employees, consultants and non-employee directors whose contributions are important to our success, by offering them the opportunity to participate in our future performance, while at the same time providing an incentive to build long-term stockholder value. We operate in a competitive market and new hire grants are essential in helping us attract talented individuals. Likewise, annual grants are essential in helping us retain and motivate our most valuable employees. Both new hire grants and annual grants help keep employees’ interests aligned with the interests of our stockholders.

OUR BOARD CONTINUES TO RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE
AMENDMENTS TO THE LONG TERM INCENTIVE PLAN, WITH THE FURTHER AMENDMENT DESCRIBED HEREIN.

Your vote is important. If you have not already voted your shares, we encourage you to do so. If you have already voted your shares and do not wish to change your vote, no further action is necessary; such vote will constitute a vote with respect to the LTIP, as amended as described above. If you wish to change your vote, you may revoke your proxy by (i) submitting a new proxy with a later date by signing and returning a proxy card to the Company; (ii) attending the 2016 Annual Meeting and voting in person; or (iii) sending written notice of revocation addressed to Michael D. Hershberger, our Chief Financial Officer, Treasurer and Secretary, at the address of the Company. If your shares are held in the name of a bank, broker or other nominee, you should follow the voting instructions you receive from the record holder to revoke or change your vote.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Name:	Michael D. Hershberger
Title:	Chief Financial Officer

Date: May 9, 2016

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ANNEX A

AMENDED TEXT OF HEALTH INSURANCE INNOVATIONS, INC.

LONG TERM INCENTIVE PLAN

Amended Text of Section 4(a):

(a) Subject to adjustment as provided in Section 4(b), (i) the maximum number of Shares available for issuance under the Plan shall not exceed 3,250,000 Shares and (ii) no Participant may receive under the Plan in any calendar year, Restricted Stock, RSUs, Performance Awards, Option, SARs or Other Stock-Based Awards that relate to more than 725,000 Shares. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder. The maximum number of Shares available for issuance under Incentive Stock Options shall be 1,800,000 and shall not be increased by operation of Section 4(b).